UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 2, 2008
SERVISFIRST BANCSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-53149	26-0734029
(Commission File Number)	(IRS Employer Identification No.)

3300 Cahaba Road, Suite 300, Birmingham, Alabama (Address of Principal Executive Offices)	35223 (Zip Code)
(205) 949-0302
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
     ServisFirst Bancshares, Inc. (the “Company”), the bank holding company for ServisFirst Bank, established a new Delaware statutory trust subsidiary, ServisFirst Capital Trust I (the “Trust”), which issued, on September 2, 2008, 15,000 shares of its trust preferred securities for $15,000,000 or $1,000 per share. The Trust simultaneously issued 463,918 shares of its common securities to the Company for a purchase price of $463,918, or $1.00 per share, which together with the trust preferred securities, constitutes all of the issued and outstanding securities of the Trust. The Trust invested all of the proceeds from the sale of its trust preferred and common securities in the Company’s 8.5% junior subordinated deferrable interest debenture due September 1, 2038 in the principal amount of $15,463,918 (the “Debenture”). The Company will use the net proceeds from the offering for general operating capital. Holders of the trust preferred securities will be entitled to receive distributions accruing from the date of issuance, and payable quarterly in arrears on December 1, March 1, June 1 and September 1 of each year, commencing December 1, 2008, unless the Company defers interest payments on the Debenture which pays interest to the Trust on the same dates at 8.5% per annum. The trust preferred securities may be redeemed, at a redemption price of $1,000 per share, plus accumulated and unpaid distributions on or after September 1, 2011. The Trust also pays a distribution on the common securities equal to 8.5% but such payments are financially immaterial since paid back to the Company.
     The Amended and Restated Trust Agreement of the Trust, dated September 2, 2008, is attached hereto as Exhibit 10.1. The Debenture was issued pursuant to an Indenture, dated September 2, 2008, by and between the Company, as issuer, and Wilmington Trust Company, as trustee, (the “Indenture”), a copy of which is attached hereto as Exhibit 10.2.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     On September 2, 2008, the Trust, a subsidiary of the Company, sold 15,000 shares of its 8.5% trust preferred securities to “accredited” investors for $15,000,000 or $1,000 per share and 463,918 shares of its common securities to the Company for $463,918 or $1.00 per share. The Trust invested the $15,463,918 of the proceeds from such sale in the Debenture. The Debenture bears a fixed rate of interest at 8.5% per annum and will be subordinate and junior in right of payment to all of the Company’s senior debt; provided, however, the Company will not incur any additional senior debt in excess of 0.5% of the Company’s average assets for the fiscal year immediately preceding, unless approved by a majority of the holders of the outstanding trust preferred securities.
     Holders of the trust preferred securities are entitled to receive distributions accruing from the original date of issuance. The distributions are payable quarterly in arrears on December 1, March 1, June 1 and September 1 of each year, commencing December 1, 2008. The distributions accrue at an annual fixed rate of 8.5%. Payments of distributions on the trust preferred securities will be deferred in the event interest payments on the Debenture is deferred, which may occur at any time and from time to time, for up to 20 consecutive quarterly periods. During any deferral period, the Company may not pay dividends or make certain other distributions or payments as provided for in the Indenture. If payments are deferred, holders accumulate additional distributions thereon at 8.5%, compounded quarterly, to the extent permitted by law.
     The Company guarantees the payment of the distributions on the trust preferred securities under a Guarantee Agreement (the “Guarantee”), attached hereto as Exhibit 10.3, but only to the extent the Trust has funds legally and immediately available to make such distributions. The obligations under the

Guarantee will be subordinate and junior in right of payment to all other of the Company’s liabilities and will rank pari passu with the most senior preferred stock issued by the Company, if any.
     The trust preferred securities are subject to mandatory redemption upon repayment of the Debenture at its maturity, September 1, 2038, or its earlier redemption. The Debenture is redeemable by the Company (i) prior to September 11, 2011 in whole upon the occurrence of a Special Event, as defined in the Indenture or (ii) in whole or in part on or after September 1, 2011 for any reason. In the event of the redemption of the trust preferred securities prior to September 1, 2011, the holder of each trust preferred security shall be entitled to $1,050, plus accumulated and unpaid distributions thereon (including accrued interest thereon), if any, to the date of payment. In the event of the redemption of the trust preferred securities on or after September 1, 2011, the holder of each trust preferred security shall be entitled to receive $1,000 plus accumulated and unpaid distributions thereon (including accrued interest thereon), if any, to the date of payment.
     The Company has the right at any time to terminate the Trust and cause the Debenture to be distributed to the holders of the trust preferred securities in liquidation of the Trust. This right is optional and wholly within the Company’s discretion as set forth in the Indenture.
     Additionally, the Company issued a total of 75,000 warrants (the form of warrant is attached hereto as Exhibit 10.4), each with the right to purchase one share of the Company’s common stock for a purchase price of $25.00. The warrants were issued in increments of 500 warrants for each $100,000 of trust preferred securities purchased. Each warrant is exercisable for a period beginning upon its date of issuance and ending upon the later to occur of either (i) September 1, 2013 or (ii) such date which is sixty (60) days following the date upon which the Company’s common stock becomes listed for trading upon a “national securities exchange” as defined in the Securities Exchange Act of 1934, as amended.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits	Description

	Exhibit 10.1	Amended and Restated Trust Agreement of ServisFirst Capital Trust I, dated September 2, 2008.

	Exhibit 10.2	Indenture, dated September 2, 2008, by and between ServisFirst Bancshares, Inc. and Wilmington Trust Company.

	Exhibit 10.3	Guarantee Agreement, dated September 2, 2008, by and between ServisFirst Bancshares, Inc. and Wilmington Trust Company.

	Exhibit 10.4	Form of Common Stock Purchase Warrant dated September 2, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.
Date: September 2, 2008	By:	/s/ Thomas A. Broughton III
Thomas A. Broughton III
Chief Executive Officer

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